UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 8, 2005

Commission File No. 1-14778

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1691 Michigan Ave., Suite 435 Miami, FL		33139
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2005 the Company received notice from the American Stock Exchange (“AMEX”) that after a hearing on December 2 with a Listing Qualifications Panel of the Amex Committee on Securities (“the Panel”), it has been granted an extension within which to regain compliance with the continued listing standards of the AMEX.

Based on the presentation of DOR management at that meeting, the Panel unanimously agreed to grant DOR until March 31, 2006 to regain compliance with the continued listing standard of Section 1003 (a)(iii) of the AMEX Company Guide. This standard requires that member companies that have incurred losses in their five most recent fiscal years must maintain a shareholder equity balance of at least $6,000,000. If the Company has not achieved the minimum shareholder equity requirement by March 31, 2006, the Panel unanimously agreed that the AMEX should immediately move to delist the Company’s common stock at that time with no further opportunity for the Company to appeal.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Title

99.1  Press Release issued by the Company dated December 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DOR BIOPHARMA, INC.
                                  By: /s/ Michael T. Sember
                      Name: Michael T. Sember
                                          Title: President and Chief Executive Officer

Dated: December 9, 2005

Exhibit Index

Exhibit
Number  Description of Exhibits

99.1   Press Release of Registrant dated December 9, 2005